Exhibit 99.2

Certification of
Chief Financial Officer
Of The Keith Companies, Inc.

     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, U.S.C. §1350, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the period ended June 30, 2002 of The Keith Companies, Inc. (the “Issuer”).

     I, Gary C. Campanaro, the Chief Financial Officer of Issuer certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: August 13, 2002

/s/ Gary C. Campanaro

Name:	Gary C. Campanaro

Subscribed and sworn to before me this 13 day of August 2002.

/s/ Jane St. Pierre
Name: Jane St. Pierre

Title: Notary Public

My commission expires: 4/26/2006